UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 13, 2009

Swordfish Financial, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-7475	41-0831186
(Commission File Number)	(IRS Employer Identification No.)

1480 Northern Pacific Road
Brainerd, Minnesota 56401
(Address of Principal Executive Offices and Zip Code)

(218) 825-0733
(Registrant’s Telephone Number, Including Area Code)

Nature Vision, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Explanatory Note: This amendment is being filed to clarify the date of delisting in Item 3.01. The other portions of the Form 8-K remain in effect, and have not been included in this amendment.

On August 10, 2009, the Company was delisted from The Nasdaq Stock Market (“Nasdaq”) down to the OTC Pink Sheets due to the Company’s failure to comply with the minimum stockholders’ equity requirement of $2,500,000 for continued listing set forth in Nasdaq Listing Rule 5550.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

Exhibit No.	Description

3.1	Amended Articles of Incorporation*

10.1	Stock Purchase Agreement with Swordfish Financial, Inc.*

10.2	Voluntary Surrender of Collateral to Bank*

99.1	Resignation Letter of Richard P. Kiphart, Director*

99.2	Resignation Letter of Jeffrey P. Zernov, President, Chief Executive Officer and Director*

99.3	Resignation of Scott S. Meyers, Director*

99.4	Resignation of Curtis A. Sampson, Director*

99.5	Resignation of Jeffrey P. Zernov, President and Chief Executive Officer*

99.6	Resignation of Robert P. King, Chief Financial Officer and Secretary*

99.7	Press Release dated August 14, 2009 -Nature Vision, Inc. Announces Share Purchase Agreement With Swordfish Financial, Inc.*

 ———————
*Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE VISION, INC.
Date: November 4, 2009
/s/ Michael Alexander
Michael Alexander
Chief Executive Officer